Exhibit 99.1

Date: November 13, 2008

Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2008 EARNINGS GROWTH; RAISES DIVIDEND 10.7 PERCENT; ANNOUNCES FISCAL 2009 GUIDANCE

WALL, NJ – New Jersey Resources (NYSE:NJR) today announced a 6.2 percent year-over-year increase in net financial earnings as well as a 10.7 percent increase in its annual dividend rate. The company also announced its net financial earnings guidance for fiscal 2009.

A reconciliation of net income to net financial earnings for the fourth quarter and fiscal years 2008 and 2007 is provided below. A net financial loss in fourth-quarter earnings is typical due to the seasonal nature of NJR’s businesses.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Net income	$78,787	$2,509	$113,910	$65,281
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(87,313)	(18,943)	3,683	21,302
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(7,878)	1,089	(23,778)	1,771
Net financial (loss) earnings	$(16,404)	$(15,345)	$93,815	$88,354

Weighted Average Shares Outstanding
Basic	42,044	41,993	41,878	41,855
Diluted	42,369	42,249	42,176	42,113

Basic earnings per share	$ 1.87	$ 0.06	$2.72	$1.56
Basic net financial (loss) earnings per share	$(0.39)	$(0.37)	$2.24	$2.11

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

▪
Net Financial Earnings Increase 6.2 Percent
Fiscal 2008 net financial earnings at NJR increased 6.2 percent to $93.8 million, or $2.24 per share compared with $88.4 million, or $2.11 per share, in fiscal 2007. During the fourth quarter of fiscal 2008, the company’s net financial loss widened to $16.4 million compared with $15.3 million in the same period last year.

-more-

▪
10.7 Percent Dividend Increase Approved
NJR also announced that its Board of Directors approved a 10.7 percent increase in the quarterly dividend rate to $.31 per share from $.28 per share. The new quarterly rate is effective with the dividend payable January 2, 2009 to shareowners of record on December 15, 2008. The new annual dividend rate is $1.24 per share. NJR has increased its dividend in each of the past 14 years and has paid quarterly dividends continuously since its inception in 1952.

“Including dividends, our shareowners earned an 11.95 percent return on their investment in fiscal 2008,” said Laurence M. Downes, chairman and CEO of NJR. “We are particularly proud of this strong performance during a year that included industry challenges and difficult economic times. It is a further testament to the resiliency and commitment of our employees. ”

▪
Fiscal 2009 Guidance Announced
Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR has established its fiscal 2009 net financial earnings guidance in a range of $2.30 to $2.40 per basic share. The company estimates that approximately 30 to 40 percent of net financial earnings will come from NJR Energy Services, the company’s wholesale energy services subsidiary.

Other highlights of the fourth quarter include:

▪
Base Rate Case Approved
On October 3, New Jersey Natural Gas (NJNG) received approval for an adjustment to its base rates that will increase total annual revenue by $32.5 million. The decision also establishes a rate base of $943.3 million for NJNG with an overall rate of return of 7.76 percent based on a 10.3 percent return on equity with a 51.2 percent common equity ratio.

▪
Construction Progresses at Steckman Ridge
Construction is progressing at the Steckman Ridge storage facility in western Pennsylvania. To date, two wells have been drilled and the facility’s pipeline is projected to be finished at the end of 2008. Steckman Ridge is expected to begin contributing to NJR’s net financial earnings in fiscal 2010.

▪
Customer Growth Continues
During fiscal 2008, NJNG added 7,175 customers and converted 728 existing customers to natural gas and other services, which is expected to contribute approximately $4 million annually to utility gross margin. NJNG is also preparing to add its first-ever customers in the Whiting section of Manchester Township in Ocean County, NJ following the completion of a new 16-inch main that brought natural gas to the community.

▪
NJR Named a Top 10 Energy Company
NJR was recognized as one of the top 10 energy companies in the annual Fortnightly 40, published by Public Utilities Fortnightly magazine. The list ranks the 40 best U.S. investor-owned utilities and other companies active in the electric power and natural gas industries based on their three-year shareowner value. NJR was ranked tenth overall and its three-year average return on equity of 16.68 percent was highlighted.

▪
Clean Energy Initiatives Being Explored
NJR has been exploring opportunities to make renewable energy technologies, including investments in efficiency and solar energy. During the fourth quarter, Stan Kosierowski was appointed vice president of clean energy ventures. He will be responsible for identifying and developing new business opportunities focused on clean and renewable energy technologies.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 2 p.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

-more-

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its Form 10-K and Forms 10-Q.

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides natural gas and clean energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. With over $3 billion in annual revenues, NJR safely and reliably delivers natural gas through more than 6,500 miles of main to nearly half a million customers; develops and manages a diverse portfolio of more than 740,000 dth/d of transportation capacity and nearly 27 Bcf of storage capacity; and provides appliance installation and service to approximately 150,000 homes and businesses. NJR has also made significant investments in the midstream asset sector through equity partnerships, including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is providing customers solutions to meet their energy needs in an environmentally responsible way. For more information about NJR, visit www.njliving.com.

-more-

Reconciliation of Non-GAAP Performance Measures

NEW JERSEY RESOURCES

The following table is a computation of financial margin at NJR:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Operating revenues	$827,088	$593,103	$3,816,210	$3,021,765
Less: Gas purchases	626,396	521,677	3,322,644	2,621,575
Add:
Unrealized (gain) loss on derivative instruments	(142,076)	(32,049)	6,324	35,156
Net realized (gain) loss from derivative instruments related to natural gas inventory	(13,193)	1,745	(39,250)	2,903
Financial margin	$ 45,423	$ 41,122	$460,640	$438,249

A reconciliation of Operating income at NJR, the closest GAAP financial measure, to the financial margin is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Operating income	$132,271	$ 9,601	$201,450	$127,250
Add:
Operation and maintenance expense	47,413	41,979	148,384	136,601
Regulatory rider expenses	3,787	3,778	39,666	37,605
Depreciation and amortization	9,864	9,267	38,464	36,235
Other taxes	7,357	6,801	65,602	62,499
Subtotal – Gross margin	$200,692	$71,426	$493,566	$400,190
Add:
Unrealized (gain) loss on derivative instruments	(142,076)	(32,049)	6,324	35,156
Net realized (gain) loss from derivative instruments related to natural gas inventory	(13,193)	1,745	(39,250)	2,903
Financial margin	$ 45,423	$41,122	$460,640	$438,249

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Net income	$ 78,787	$ 2,509	$113,910	$65,281
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(87,313)	(18,943)	3,683	21,302
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(7,878)	1,089	(23,778)	1,771
Net financial (loss) earnings	$(16,404)	$(15,345)	$ 93,815	$88,354

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	42,044	41,993	41,878	41,855
DILUTED	42,369	42,249	42,176	42,113

Net financial (loss) earnings per share	$(0.39)	$(0.37)	$2.24	$2.11

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Operating revenues	$704,982	$454,124	$2,714,733	$1,994,682
Gas purchases	526,504	423,199	2,569,555	1,934,374
Add:
Unrealized (gain) loss on derivative instruments	(167,596)	(36,420)	(1,839)	27,988
Net realized (gain) loss from derivative instruments related to natural gas inventory	(13,193)	1,745	(39,250)	2,903
Financial margin	$(2,311)	$(3,750)	$104,089	$91,199

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Operating income	$165,146	$25,326	$116,454	$40,913
Add:
Operation and maintenance expense	12,707	5,401	27,384	18,521
Depreciation and amortization	50	53	206	214
Other taxes	575	145	1,134	660
Subtotal – Gross margin	178,478	30,925	145,178	60,308
Add:
Unrealized (gain) loss on derivative instruments	(167,596)	(36,420)	(1,839)	27,988
Net realized (gain) loss from derivative instruments related to natural gas inventory	(13,193)	1,745	(39,250)	2,903
Financial margin	$(2,311)	$(3,750)	$104,089	$91,199

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Net income	$100,251	$14,493	$71,908	$21,298
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(102,349)	(21,518)	(1,127)	17,079
Realized (gain) loss from derivative instruments related to natural gas inventory, net of taxes	(7,878)	1,089	(23,778)	1,771
Net financial (loss) earnings	$(9,976)	$(5,936)	$47,003	$40,148

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2008	2007	2008	2007
Net (loss)	$(12,956)	$(728)	$(477)	$(497)
Add:
Unrealized loss on derivative instruments, net of taxes	15,036	2,575	4,810	4,223
Net financial earnings	$2,080	$1,847	$4,333	$3,726

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2008	2007	2008	2007
OPERATING REVENUES	$827,088	$593,103	$3,816,210	$3,021,765

OPERATING EXPENSES
Gas purchases	626,396	521,677	3,322,644	2,621,575
Operation and maintenance	47,413	41,979	148,384	136,601
Regulatory rider expenses	3,787	3,778	39,666	37,605
Depreciation and amortization	9,864	9,267	38,464	36,235
Energy and other taxes	7,357	6,801	65,602	62,499
Total operating expenses	694,817	583,502	3,614,760	2,894,515

OPERATING (LOSS) INCOME	132,271	9,601	201,450	127,250

Other income	1,063	1,062	4,368	4,294

Interest charges, net	6,127	7,260	25,811	27,613

INCOME BEFORE INCOME TAXES	127,207	3,403	180,007	103,931

Income tax provision	48,860	1,254	68,085	40,312

Equity in earnings, net of tax	440	360	1,988	1,662

NET INCOME	$78,787	$ 2,509	$ 113,910	$65,281

EARNINGS PER COMMON SHARE
BASIC	$1.87	$0.06	$2.72	$1.56
DILUTED	$1.86	$0.06	$2.70	$1.55

DIVIDENDS PER COMMON SHARE	$0.28	$0.25	$1.11	$1.01

AVERAGE SHARES OUTSTANDING
BASIC	42,044	41,993	41,878	41,855
DILUTED	42,369	42,249	42,176	42,113

NEW JERSEY RESOURCES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2008	2007	2008	2007
Operating Revenues
New Jersey Natural Gas	$138,135	$134,390	$1,078,824	$1,005,588
NJR Energy Services	704,982	454,124	2,714,733	1,994,682
Retail and Other	(15,984)	4,659	22,850	21,776
Sub-total	827,133	593,173	3,816,407	3,022,046
Intercompany Eliminations	(45)	(70)	(197)	(281)
Total	$827,088	$593,103	$3,816,210	$3,021,765

Operating (Loss) Income
New Jersey Natural Gas	$(10,229)	$(14,486)	$88,136	$88,528
NJR Energy Services	165,146	25,326	116,454	40,913
Retail and Other	(22,806)	(1,239)	(3,300)	(2,191)
Sub-total	132,111	9,601	201,290	127,250
Intercompany Eliminations	160	-	160	-
Total	$132,271	$9,601	$201,450	$127,250

Net (Loss) Income
New Jersey Natural Gas	$(8,508)	$(11,256)	$42,479	$44,480
NJR Energy Services	100,251	14,493	71,908	21,298
Retail and Other	(12,956)	(728)	(477)	(497)
Total	$78,787	$2,509	$113,910	$65,281

Net Financial (Loss) Income
New Jersey Natural Gas	$(8,508)	$(11,256)	$42,479	$44,480
NJR Energy Services	(9,976)	(5,936)	47,003	40,148
Retail and Other	2,080	1,847	4,333	3,726
Total	$(16,404)	$(15,345)	$93,815	$88,354

Throughput (Bcf)
NJNG, Core Customers	6.8	7.7	65.1	66.3
NJNG, Off System/Capacity Management	7.7	9.7	34.5	36.5
NJRES Fuel Mgmt. and Wholesale Sales	76.5	67.7	292.5	260.1
Total	91.0	85.1	392.1	362.9

Common Stock Data
Yield at September 30	3.1%	3.1%	3.1%	3.1%
Market Price
High	$41.13	$35.13	$41.13	$37.63
Low	$31.68	$30.33	$29.22	$30.33
Close at September 30	$35.89	$33.06	$35.89	$33.06
Shares Out. at September 30	42,058	41,612	42,058	41,612
Market Cap. at September 30	$1,509,462	$1,375,676	$1,509,462	$1,375,676

NEW JERSEY NATURAL GAS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer & weather data)	2008	2007	2008	2007
Utility Gross Margin
Operating revenues	$138,135	$134,390	$1,078,824	$1,005,588
Less:
Gas purchases	100,053	98,478	753,249	687,201
Energy and other taxes	5,402	5,277	58,539	56,475
Regulatory rider expense	3,787	3,778	39,666	37,605
Total Utility Gross Margin	$28,893	$26,857	$227,370	$224,307

Utility Gross Margin and Operating Income
Residential & Commercial	$21,665	$20,928	$199,810	$197,547
Firm Transportation	4,284	4,057	19,722	17,963
Total Firm Margin	25,949	24,985	219,532	215,510
Interruptible	124	173	482	672
Total System Margin	26,073	25,158	220,014	216,182
Off System/Capacity Management/FRM	2,820	1,699	7,656	8,125
BPU Settlement	-	-	(300)	-
TOTAL UTILITY GROSS MARGIN	28,893	26,857	227,370	224,307
Operation and maintenance expense	28,618	31,343	98,035	97,006
Depreciation and amortization	9,670	9,122	37,723	35,648
Other taxes not reflected in gross margin	834	878	3,476	3,125
OPERATING (LOSS) INCOME	$(10,229)	$(14,486)	$88,136	$88,528

Throughput (Bcf)
Residential & Commercial	3.7	3.8	49.8	51.2
Firm Transportation	0.9	0.8	8.9	8.6
Total Firm Throughput	4.6	4.6	58.7	59.8
Interruptible	2.2	3.1	6.4	6.5
Total System Throughput	6.8	7.7	65.1	66.3
Off System/Capacity Management	7.7	9.7	34.5	36.5
TOTAL THROUGHPUT	14.5	17.4	99.6	102.8

Customers
Residential & Commercial	466,657	464,085	466,657	464,085
Firm Transportation	16,830	14,104	16,830	14,104
Total Firm Customers	483,487	478,189	483,487	478,189
Interruptible	46	45	46	45
Total System Customers	483,533	478,234	483,533	478,234
Off System/Capacity Management	27	26	27	26
TOTAL CUSTOMERS	483,560	478,260	483,560	478,260

Degree Days
Actual	21	30	4,399	4,481
Normal	42	42	4,817	4,745
Percent of Normal	50.0%	71.4%	91.3%	94.4%

NJR ENERGY SERVICES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer)	2008	2007	2008	2007
Operating Revenues	$704,982	$454,124	$2,714,733	$1,994,682
Gas Purchases	526,504	423,199	2,569,555	1,934,374
Gross Margin	178,478	30,925	145,178	60,308
Operation and maintenance expense	12,707	5,401	27,384	18,521
Depreciation and amortization	50	53	206	214
Energy and other taxes	575	145	1,134	660
Operating Income	$165,146	$25,326	$116,454	$40,913

Net Income	$100,251	$14,493	$71,908	$21,298

Gas Sold and Managed (Bcf)	76.5	67.7	292.5	260.1

RETAIL AND OTHER

Operating Revenues	$(15,984)	$ 4,659	$22,850	$21,495

Operating (Loss) Income	$(22,806)	$(1,239)	$(3,300)	$(2,191)

Net (Loss) Income	$(12,956)	$ (728)	$ (477)	$ (497)

Total Customers at September 30	149,268	149,765	149,268	149,765